EXHIBIT 10.8

PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, NY 13492
P 800.448.6505
www.partech.com

By Hand Delivery

August 7, 2018

Mr. Donald H. Foley
10919 Martingale Court
Potomac, Maryland 20854

Re:Offer Letter; Amendment

Dear Don,

This confirms your agreement that your Offer Letter dated April 11, 2018, effective April 12, 2018 (the “2018 Offer Letter”), is amended to provide that your annual base salary of $473,500 is retroactive to January 1, 2018. Further, your annual short-term incentive bonus for the fiscal year ending December 31, 2018, if any, will be payable in cash and no portion is guaranteed notwithstanding anything to the contrary in your offer of employment dated April 12, 2017.

Except as amended hereby, all other terms and provisions of your 2018 Offer Letter remain unchanged and in full force and effect.

Sincerely,

/s/ Cathy A. King
Cathy A. King, Vice President

Accepted and Agreed to:
/s/ Donald H. Foley
Donald H. Foley
Dated: 8/7/2018